Exhibit 10.24

SECOND AMENDMENT TO AGREEMENT OF LEASE

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made this 17 day of January 2018 (the “Effective Date”), by and between WPT LAND 2 LP, a Delaware limited partnership (“Landlord”), and TELA BIO, INC., a Delaware corporation (“Tenant”).

BACKGROUND:

A.            Liberty Property Limited Partnership (“LPLP”) and Tenant entered into that certain Lease Agreement dated January 31, 2013 (the “Original Lease”), as amended by that certain First Amendment to Agreement of Lease dated June 25, 2014 (the “First Amendment” and together with the Original Lease, collectively, the “Existing Lease” and as amended by this Second Amendment, collectively, the “Lease”), covering certain premises now containing approximately 16,112 rentable square feet of space identified as Suites 12 and 24 (the “Premises”), located in Landlord’s approximate 60,880 rentable square foot building identified as One Great Valley Parkway, Great Valley Corporate Center, Malvern, Pennsylvania 19355 (the “Building”), as more fully described in the Existing Lease.

B.            In connection with Landlord’s acquisition of the Building, by that certain Assignment and Assumption of Leases dated October 3, 2016, Landlord assumed all of LPLP’s right, title and interest, in, to and under the Existing Lease.

C.            Tenant desires to extend the Term and modify other sections of the Existing Lease, and Landlord has agreed to such extension and modifications, subject to the provisions of this Second Amendment.  Accordingly, Landlord and Tenant desire to amend the Existing Lease.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound, hereby agree that the Lease is amended as follows:

1.             Incorporation.  The above Background is incorporated herein by reference.

2.             Defined Terms; Conflict.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease.  In the event there is a conflict between the terms of the Existing Lease and this Second Amendment, this Second Amendment shall control.

3.             Term.  The Lease is hereby amended to extend the Term for one (1) additional period of thirty-six (36) months (the “Extension Term”), commencing on June 1, 2018, and expiring at 11:59 P.M. local time on May 31, 2021 (the “Expiration Date”).

4.             Minimum Annual Rent.  Effective as of June 1,2018, and continuing through and including the Expiration Date, Tenant’s Minimum Annual Rent obligation for the Premises shall be as follows:

Period	SRSF	Annual	Monthly
6/1/2018 -5/31/2019	$12.65	$203,816.80	$16,984.73

6/1/2019 -5/31/2020	$13.15	$211,872.80	$17,656.07
6/1/2020 - 5/31/2021	$13.65	$219,928.80	$18,327.40

5.             Annual Operating Expenses.  Tenant’s Share of Annual Operating Expenses applicable to the Premises shall continue to be paid by Tenant, in addition to the Minimum Annual Rent, subject to adjustment and reconciliation and in accordance with the terms and conditions of the Lease.  For the calendar year 2018, Landlord projects Annual Operating Expenses for the Premises to be $4.85 per rentable square foot.

6.             HVAC Management.  The references to the HVAC Allowance in Section 39 of the Original Lease are hereby deleted in their entirety and are no longer of any force or effect.  Sections 11 (a) and (b) of the First Amendment are hereby deleted in their entirety and are no longer of any force or effect.  The parties acknowledge that Tenant is currently maintaining certain of the HVAC systems exclusively serving the Premises in accordance with Section 9(a), Section 39 and Exhibit “G” of the Original Lease, and Landlord is currently maintaining certain of the HVAC systems exclusively servicing the Premises in accordance with Section 11 of the First Amendment.  Notwithstanding anything in the Lease to the contrary, Tenant may, at any time after the date of this Amendment, notify Landlord that it desires Landlord to Maintain the HVAC systems exclusively serving the Premises (the “HVAC Management”), in which event Landlord shall, within thirty (30) days of receiving such notice, assume the HVAC Management, subject to Section 9(a) of the Original Lease; provided however, that Tenant may thereafter elect to reassume HVAC Management upon at least thirty (30) days’ written notice to Landlord.  Landlord’s HVAC Management shall include quarterly inspections of the HVAC systems.  Notwithstanding anything in the Lease to the contrary, and notwithstanding whether Landlord or Tenant is then performing the HVAC Management, in the event that any of the HVAC systems exclusively serving the Premises are to be replaced, as opposed to maintained or repaired, such replacement shall be performed by Landlord at its expense, except that Tenant shall pay to Landlord the annual amortization (over the shorter of either (i) its estimated economic useful life or (ii) the payback period) of the costs (including reasonable financing charges) of such replacement, such amortization to be paid by Tenant in the same manner as Operating Expenses (and to be prorated for any partial year).  The decision to replace any HVAC systems as set forth in the preceding sentence shall be made in Landlord’s sole discretion.

7.             Landlord’s Work. Tenant is currently occupying the Premises and accepts it in its “as is, where is” condition and Landlord shall have no obligations whatsoever to improve or pay for improvements to the Premises for Tenant’s use and occupancy thereof, except that, prior to the commencement of the Extension Term, Landlord shall complete, at its sole cost and expense (and not as an Operating Expense), certain improvements to the Premises including the removal and replacement of the 15 ton rooftop HVAC unit serving the Premises, in accordance with the plan of improvements shown on Exhibit “A” attached hereto and made a part hereof (“Landlord’s Work”). All Landlord’s Work shall be done in a good and workmanlike manner and shall comply with all applicable laws and requirements of governmental authorities having jurisdiction. Landlord shall take all actions necessary to ensure the prompt commencement of Landlord’s Work.

8.             Insurance.  The second sentence of Section 8(b) of the Original Lease is hereby deleted in its entirety and the following is substituted therefore:  “The policy shall name Landlord, Workspace Property Management, L.P., Workspace Property Trust, L.P., and each of their respective directors, officers, partners, shareholders, members, employees, associated and affiliated entities, ground lessors, mortgagees, and any other party as designated by Landlord (“Landlord Additional Insureds”) as additional insureds, shall be written on an “occurrence” basis and not on a “claims made” basis and shall be endorsed to provide that it is primary to and not contributory to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and to further provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord, and shall be issued in form reasonably satisfactory to Landlord.”

9.             Indemnification.  The first sentence of Section 8(e) of the Original Lease is hereby deleted in its entirety and the following is substituted therefore: “Subject to subsection 8(c) above, and except to the extent caused by the gross negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless the Landlord Additional Insureds and their respective Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by the Landlord Additional Insureds and their respective Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Property by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term.”

10.          Hazardous Materials.  The second sentence of Section 10(d) of the Original Lease is hereby deleted in its entirety and the following is substituted therefore: “If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold the Landlord Additional Insureds harmless from all claims, demands, actions, liabilities, costs, expenses, reasonable attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s cost.”

11.          Alterations.  Subsection (i) of the second sentence of Section 12 of the Original Lease is hereby deleted in its entirety and the following is substituted therefore: “(i) not less than ten (10) days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming the Landlord Additional Insureds as additional insureds;”

12.          Extension Option.  The Extension Term granted by the terms of this Second Amendment constitutes Tenant’s exercise of its Extension Option granted by Section 32 of the Original Lease.  Accordingly, Section 32 of the Original Lease is hereby deleted in its entirety, is no longer of any force or effect, and there are no further options to extend or renew the Lease as amended hereby.

13.          Notices.  All notices to Landlord shall be sent in accordance with the terms of the Lease to Landlord at:

c/o Workspace Property Trust
700 Dresher Road
Suite 150
Horsham, PA  19044
Attention:  Roger W. Thomas, President

With a copy to:

c/o Workspace Property Trust 5
Great Valley Parkway
Suite 209
Malvern, PA  19355
Attention:  Catherine Bianco, Director of Leasing

14.          Brokers.  Each party covenants and represents to the other that it has dealt with no brokers in connection with this Second Amendment, other than CBRE, Inc. (“Broker”).  Each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with this Second Amendment from any real estate brokers or agents, aside from those of Broker.  Landlord shall pay Broker a market commission in accordance with a separate agreement.

15.          Survival; Confession Acknowledgement.  All references to the “Lease” shall refer to the Existing Lease as modified by this Second Amendment.  Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect in accordance with its terms.  Specifically, without limitation, in the event of any default by Tenant of any of its obligations under the Lease, Landlord shall be entitled to pursue all remedies available under the Lease, or otherwise available at law or in equity.  Accordingly, Tenant agrees to the following:

(a)           If an Event of Default occurs relating to Tenant’s non-payment of the Rent due under the Lease, provided that Landlord first provides to Tenant not less than ten (10) days’ notice of its intent to confess judgment against Tenant, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all Rent due hereunder plus costs and an attorney’s collection commission equal to the greater of 10% of all Rent or $1,000, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING.  ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT’S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of the Lease and during any extended or renewal term of the Lease and after the expiration of any extended or renewal term of the Lease.

(b)           When the Lease and the Term or any extension thereof shall have been terminated on account of any Event of Default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.  AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING.  If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same Event of Default and upon any subsequent Event of Default or upon the termination of the Lease or Tenant’s right of possession as the Lease, to again confess judgment as herein provided, for which the Lease or a true and correct copy thereof shall be good and sufficient warrant.

(c)           The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to the Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises.

(d)           TENANT ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, ANY FIDUCIARY DUTIES OWED BY LANDLORD TO TENANT UNDER THE PROVISIONS OF 20 PA.  C.S.A. § 5601 ET SEQ.

16.          Lease Confirmation.  Tenant acknowledges and agrees that the Lease is in full force and effect and Tenant has no claims or offsets against Rent due or becoming due hereunder.

17.          Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

18.          Ministerial Actions.  Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this Second Amendment, or make any claim that this Second Amendment or the Lease is invalid or unenforceable, due to any failure of this document or the Lease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

19.          Signatures; Multiple Counterparts.  This Second Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Second Amendment, will constitute a complete and fully executed original.  All such fully executed counterparts will collectively constitute a single Second Amendment.  The parties expressly agree that if the signature of Landlord and/or Tenant on this Second Amendment is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have executed this Second Amendment as of the day and year first above written.

LANDLORD:

WPT LAND 2 LP

By:	WPT Land 2 GP LLC, its general partner

	By:	/s/Tony Nichols

	Name:	Tony Nichols

	Title:	Sr. Vice President

TENANT:

TELA BIO, INC.

By:	/s/Francis M. Conway

Name:	Francis M. Conway

Title:	Vice President - Finance

EXHIBIT A

Landlord’s Work

10-16-17

Robert Leu

Workspace Property Trust

Re: TELA Bio

Robert,

I am pleased to offer my proposal on the HVAC work for TELA Bio. My scope includes the following:

1) Demo and remove 1 existing rooftop unit per EPA regulations.

2) Furnish and install 1 new adapter curb.

3) Furnish and install 1 new gas/electric rooftop unit.

4) Furnish and install 1 Rawal Valve to allow low load operation of the unit.

5) Furnish and install 1 new programmable thermostat.

6) Reconnect the power to the unit.

7) Reconnect the gas piping to the unit.

8) Provide start up and safety checks.

The total cost for this work comes to $29,750.00. All work to be performed between Friday night and Sunday night so that the unit is running by Monday morning.

Sincerely,

Bill Luskin